SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                        OCTOBER 7, 2003 (OCTOBER 6, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



        OKLAHOMA                      1-13726                   73-1395733
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  (State or other jurisdiction    (Commission File No.)         IRS Employer
        of incorporation)                                   Identification No.)


 6100 North Western Avenue, Oklahoma City, Oklahoma                73118
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    (Address of principal executive offices)                     (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on October 6, 2003. The following was included in the Press Release:


OKLAHOMA CITY, OKLAHOMA, OCTOBER 6, 2003 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled its third quarter earnings release to be issued after the close of trading on the New York Stock Exchange on Thursday, October 30, 2003.

A conference call is scheduled for Friday morning, October 31, 2003 at 9:00 am EST to discuss the release. The telephone number to access the conference call is 913.981.5533. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on Friday, October 31, 2003 and will run through midnight Monday, November 17, 2003. The number to access the conference call replay is 719.457.0820; passcode for the replay is 670672.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at WWW.CHKENERGY.COM and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.

Chesapeake Energy Corporation is the 5th largest independent natural gas producer in the U.S. Headquartered in Oklahoma City, the company's operations are focused on 3-D seismic delineated exploratory drilling combined with developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is WWW.CHKENERGY.COM.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               CHESAPEAKE ENERGY CORPORATION


                                           BY: /S/ AUBREY K. MCCLENDON
                                               --------------------------------
                                                   AUBREY K. MCCLENDON
                                                   Chairman of the Board and
                                                   Chief Executive Officer

Dated:        October 7, 2003